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                                  EXHIBIT 10.15

            GTECH CORPORATION EXECUTIVE PARTICIPANTS IN SUPPLEMENTAL
                                RETIREMENT PLAN

W. Bruce Turner
Howard Cohen (employment terminated in August 2002)
David Calabro
Jaymin Patel
Kathleen McKeough
Larry Smith
Marc Crisafulli
Antonio Carlos Rocha
Timothy Nyman
Donald Sweitzer